Exhibit 10.24

MANAGEMENT OUTSOURCE AGREEMENT

This Management Outsource Agreement is made this 22nd day of January 2008, by and between Phantom Telecom, Co. (“Phantom” or “Customer”) with its principal address located at Unit 14-1, Laila Tower, Salem Al Mubarak Street, Salmiya, Kuwait and Gulf Telco, Inc. (“Gulf Telco” or “Company”) with its principal address located at 8000 N. Federal Hwy. Suite 100, Boca Raton, Florida 33487.  (Phantom and Gulf Telco are collectively referred to as “Party” or “Parties”) and legal address in Kuwait is: American embassy commercial department.

WHEREAS, Phantom desires to outsource certain operational aspects of its business including, but not limited to, the management of all Company Operations, Network Management, Network Design & Security and Provisioning, Business Development of Services in the region, Sales of Services or Products to third parties and management over all current and future Bill Rating, Billing and collections (collectively “Services”); and

WHEREAS, Gulf Telco has operational experience in the telecommunications business and desires to provide these outsourced functions to Phantom under the terms and conditions contained herein.

NOW, THEREFORE, for the true and valuable consideration, the sufficiency of which the Parties acknowledge through their signatures herein, Phantom and Gulf Telco agree as follows:

1.

Term:  The term of this Agreement will be for ten (10) years commencing on the above date. At the expiration of the term of this Agreement, Gulf Telco, at its option, can elect to continue this Agreement for an additional period of three (3) years unless either party provides the other with thirty (90) days prior written notice of its intent not to renew the agreement .

2.

Services: Under this Agreement Phantom is assigning the exclusive management rights to Gulf Telco for the daily operations of all telecommunication services and opportunities with Phantom. The management services provide by Gulf Telco between the parties is those which are generally practiced by telecommunications companies for the operation and sales of similar telecommunications services. All operational expenses and allocation of resources by Gulf Telco to perform duties under this agreement must be submitted in writing by Gulf Telco to Phantom for approval.  All expenses by Gulf Telco to be paid by Phantom shall be listed and amended as needed in Attachment 1.  Phantom and Gulf Telco shall mutually agree on all staffing personal operating under this Agreement.   Gulf Telco shall share in net revenue profits as outline in Attachment 1.

3.

Future Opportunities:  Both parties understand future products or services may be presented, by Gulf Telco or third parties to the company such as Audio, Web & Video Conferencing, IPTV, Local Phone Service, ISP and other consumer related products which will increase the overall value of Phantom once developed and implemented under the Phantom brand.  For Gulf Telco’s business development and implementation efforts for any new services initiated while the parties under this Agreement, Gulf Telco shall be entitled to 33% ownership of net revenues and 33% of the subscriber valuation.  Upon termination of this agreement the parties agree to negotiate the fair value of the retail customer base and compensate Gulf Telco, either thru a one time buyout or commissions for the business or customers generated under this Agreement.  No more than a three year valuation of the customer based shall be used to asses the compensation value.

4.

Phantom’s obligations: The following listed items, as well as any additional requirements that Gulf Telco may, in its sole discretion, determine is required to provide the services set forth herein.

A.

Phantom shall inform any of its vendors or governing state agencies, as it deems necessary, of the management agreement between the parties so that Gulf Telco can perform its obligations under this agreement.

B.

Phantom shall provide local and regional telecommunication regulatory and tax compliance guidance for the support of all business operations under Phantom or it affiliates covered by this Agreement.

C.

Phantom shall pay Gulf Telco for Services rendered as outlined in Attachment 1.

D.

Phantom shall assist Gulf Telco with the transition of the management Services to Gulf Telco.

5.

Gulf Telco’ Obligations:  Upon execution of this Agreement, Gulf Telco will assume the management of Phantom Services and will agree to the following:

A.

Gulf Telco will maintain a sufficient number of staff to operate the Services for Phantom to include network engineers; operational, sales support and accounting staff as need to successful manage the Services of Phantom.  All staffing and expenses shall be approved by Phantom before becoming effective.

B.

Gulf Telco will provide monthly reports to Phantom setting forth the financials (amount of gross revenues, operational costs and net revenues) for Phantom under general accounting principle rules.  The net revenues of this report shall be used for any monetary allocations of revenue splits under Attachment 1.  Any adjustment or true up from revised information present by vendors or parties shall be carried forwarded into the next month and adjusted accordingly.

C.

Gulf Telco will generally oversee the actions of Phantom’ designated third-party vendors but will not present, warrant or in any way be liable for the actions or inactions of these vendors in the performance of their functions.  Any claims for damages associated with the action or inaction of these third-party vendors will be brought directly between Phantom and the third-party vendors and will be based solely on the contract that existed between them.

D.

Gulf Telco will obligated of the "MOC " technical requirements and general conditions outlined in the letter sent to Phantom on 4_12_2007 and Phantom declares it  received a copy of this letter.  The letter is noted as Attachment 2.

E.

Both Parties ensure and consent they will meet all the "MOC" requirements and conditions.

6.

Protection of Confidential Information.   As used herein, “Confidential Information” will mean (a) proprietary information, (b) information marked or designated by either Party, in good faith, as confidential, (c) information otherwise disclosed in a manner consistent with its confidential nature, (d) the terms and conditions of this Agreement and (e) information of one Party submitted to the other Party, whether or not in written form and whether or not designated as confidential, that is known by the other Party as being treated as confidential.  The Parties acknowledge that, as a result of the provision of Company Services, Confidential Information may or must be disclosed to the other Party.  Each Party hereby agrees that it will make no disclosure of Confidential Information provided under this Agreement without the prior written consent of the other Party, if such prior written consent is permitted by the requesting state or federal law enforcement, regulatory, or judicial entity.  Additionally, each Party will restrict disclosure of Confidential Information to its own employees, agents or independent contractors to whom disclosure is reasonably required, and such employees, agents, or independent contractors will use reasonable care, but not less care than they use with respect to their own information of like character, to prevent disclosure of any Confidential Information. Nothing contained in this Agreement will be considered as granting or conferring rights by license or otherwise in any Confidential Information disclosed under this Agreement.

7.

Excused Performance.  Except for payment obligations or compliance with applicable rules, regulations, and laws, Customer will be excused from performance, and will have no liability for failure to perform, for any period and to the extent that it is prevented, hindered or delayed from performing any services or other obligations under this Agreement, in whole or in part, as a result of acts, omissions or events beyond the reasonable control of Customer.  Company will be excused from performance, and will have no liability for failure to perform, for any period and to the extent that it is prevented, hindered or delayed from performing any services or other obligations under this Agreement, in whole or in part, as a result of acts, omissions or events beyond the reasonable control of Company, including by way of illustration and not limitation, acts or omissions of Customer or the third party nonperformance, failure or malfunction of computer or communications hardware, equipment or software, breach or other nonperformance by Company’s vendors and suppliers, strikes or labor disputes, riots, war, terrorist acts, fire, acts of God or governmental laws and regulations.

8.

Limitation of Liability and Indemnity.   Due to the nature of Company Services, Company cannot make warranties or representations regarding Company Services except as specifically stated in this Section 8(a).  Company will use best efforts to handle those outsourcing functions requested by Customer in compliance with the terms and conditions of this Agreement. Customer agrees that in the event there are failures in performance or errors or omissions by Company with respect to the requested functions, Company’s liability will be limited to a credit against those amounts owed to Company by Customer pursuant to this Agreement.  Other than provided in this Section 8(d), Company will not be liable for or responsible in any way for errors in or failures of Customer’s software or operational systems or Company’s proprietary systems and programs.  In no event will Company be liable to Customer or any third parties (including Customer’s End Users) for any Claim, whether caused by Company’s negligence or otherwise.  THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND CUSTOMER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Due to the nature of Company Services, Customer agrees that Company will not be liable for any Claim caused by Company’s failures or inaccuracies in performance that are not reported by Customer in writing to Company within thirty (30) days of the date at which Customer first learned, or should have learned, of such failures or inaccuracies in performance or errors or omissions by Company.

Each party shall indemnify and save harmless each other (including attorney’s fees, costs, and expense) from and against any Claim asserted against each other by third parties.  Each party shall indemnify and save harmless each other (including attorney’s fees, costs, and expense) from and against any Claim, assessment, fine, or inquiry asserted, demanded, or levied against the other by any third party or any state or federal agency or law enforcement body arising from or related to services provided under this Agreement. THIS INDEMNITY IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED OR PROVED THAT ALL OR SOME OF THE DAMAGES BEING SOUGHT WERE CAUSED AS A WHOLE OR IN PART BY ANY ACT, OMISSION, NEGLIGENCE, GROSS NEGLIGENCE, BREACH OF CONTRACT, INTENTIONAL CONDUCT, VIOLATION OR STATE OR

COMMON LAW, BREACH OF WARRANTY, PRODUCT DEFECT, STRICT LIABILITY OR ANY OTHER CONDUCT WHATSOEVER OR THE COMPANY.

Notwithstanding anything to the contrary in this Agreement, the liability of either party in any and all categories and for any and all Claims arising out of this Agreement or out of any act or omission relating thereto will, in the aggregate, not exceed one (1) month’s average of Company’s Fees charged to Customer over the twelve (12) months preceding the date on which the damage or injury is alleged to have occurred; provided, however, that if this Agreement has not been effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.  WITHOUT IN ANY WAY LIMITED TO THE APPLICATION OF THIS SECTION, THE RIGHT TO RECOVER DAMAGES UNDER THIS SECTION CONSTITUTES CUSTOMER’S EXCLUSIVE ALTERNATIVE REMEDY IN THE EVENT THAT THE ERROR CORRECTION DESCRIBED ABOVE OR ANY OTHER CONTRACTUAL REMEDY FAILS OF ITS ESSENTIAL PURPOSE.

Under no circumstance will either party be liable to each other for special, incidental, indirect, consequential, punitive, exemplary, or additional damages, including, but not limited to, any lost profits or revenues. The limitations on liability set forth herein shall not apply to bodily injury or death or loss or damage to tangible property.

9.

DEFAULT AND REMEDIES.

Default:  Either Party will be in default hereunder if it:

(i)

fails to make any payment specified in this Agreement when due and such failure continues for five (5) Business Days after the effective date of written notice;

(ii)

breaches any other covenant or undertaking contained in this Agreement and fails to remedy such breach within thirty (30) days after written notice thereof from the non-defaulting Paty, unless this Agreement specifically provides otherwise;

(iii)

files, or there is filed against it, any voluntary or involuntary proceeding under the Bankruptcy Code, insolvency laws or any laws relating to relief of debtors, adjustment of indebtedness, reorganizations, compositions or extension, makes and assignment for the benefit of creditors, dissolves, ceases to conduct business for three (3) Business Days, declares that it is unable to pay its debts as they mature or admits in writing its inability to pay its debts as they mature or if a receiver, trustee, or custodian is appointed over, or an execution, attachment or levy is made upon, all or any material party of the property of such Party:

(iv)

attempts to assign its rights and obligations under this Agreement without the prior written consent of Company;

Remedies:  In the event of any default hereunder, and in addition to any other remedies a Party may have under this Agreement, the non-defaulting Party will have the following rights and remedies;

(i)

to terminate or cancel this Agreement, subject to the payment obligations of Customer;

(ii)

to declare all amounts due under this Agreement from the defaulting Party to be immediately due and payable to the non-defaulting Party, including attorneys’ fees, costs and expenses (including in-house legal services) incurred or that may be incurred in the collection of amounts due under this Agreement.

(iii)

Company may withhold, set off, and retain, until all obligations of Customer to Company have been satisfied in full, any and all amounts that may otherwise be due and payable to Customer under any other contract(s) with Company and apply such amounts to any balance or deposit amount due from Customer to Company;

(iv)

Company may suspend Company’s performance of this Agreement immediately upon notice to Customer if Customer is in breach or default of this or any other agreement between the Parties;

Any failure by Company to exercise a remedy or enforce any provision of this Agreement shall not constitute a waiver thereof or of any other remedy or provision.

10.

ASSIGNMENT.

Neither Party will assign any right or obligation under this Agreement without the other Party’s written consent.  Any attempted assignment will be void.  Assignment to Affiliates:  Notwithstanding Section 10(a), Company may assign this Agreement, in whole or in part, to:

i) a parent corporation;

ii) any entity into which Company may merge or consolidate or that acquires substantially all of Company’s assets or stock; or

iii) a wholly owned affiliated of Company’s parent corporation that is of a financial standing equal to or greater than that of Company.

Company will provide notice to the Customer within thirty (30) days of Company’s assignment of Company’s rights and obligations under this Agreement. All rights, obligations, duties and interests of such Party will inure to the benefit of and be binding on all successors in interest and assigned of such Party and will survive any acquisition, merger, reorganization, or other business combination to which such Party is a party.

11.

NOTICES AND DEMANDS.  Except as otherwise provided in this Agreement, all notices, demands, and requests given by any Party to the other party will be in writing and be deemed to have been duly given on the date; (i) delivered in person, and for which a receipt for such delivery will be obtained; (ii) of the return receipt for those notices sent postage prepaid in the United States mail via Certified Mail, Return Receipt Requested, or three (3) Business Days after being mailed by regular mail; (iii) received from a national overnight delivery service; (iv) sent by facsimile transmission to the recipient’s facsimile machine, provided that the receiving machine delivers confirmation to the sender and receipt is verified by telephone, with an extra copy of such notice sent the same Business Day by first-class mail.  Such notice described herein shall constitute written notice.  Customer assumes the duty to check such media on a regular basis.  The following addresses shall be sued for the respective forms of notice any may be changed by giving notice.

If to Company:

To Company at the address for Company on page one of this Agreement.

With a Copy to:

General Counsel by certified mail to the same address.

If to Customer:

To Customer at the address for Customer on page one of this Agreement.

12.

NO THIRD PARTY BENEFICIARIES.  This Agreement will not provide any person or entity not a party to this Agreement with any remedy, Claim, liability, reimbursement, cause of action, or other right.

13.

EMPLOYEES.  Customer acknowledges that Company’s success in Company’s industry is largely dependent on the performance of its personnel and that Company expends substantial resources in connection with employment and training of such personnel.  Accordingly, for a period of twelve (12) months following the termination of this Agreement, Customer will not hire or retain, either as an employee, agent, representative, or contractor, any person who is or was a Restricted Employee of the Company during this Agreement without the advance written consent of Company.  A “Restricted Employee” of Company is any employee, agent, representative, or contractor of Company that has signed a non-competition or restrictive covenant, except a member of Company’s clerical staff.  This undertaking is an essential element of this Agreement and will survive the expiration of termination of this Agreement.

14.

RELATIONSHIP OF THE PARTIES.  In furnishing services to Customer, Company is acting only as an independent contractor. Except as expressly set fort in this Agreement, Company does not undertake by this Agreement or otherwise to perform any obligation of Customer, whether statutory, regulatory or contractual, or to assume any responsibility for Customer’s business or operations.  This Agreement will not be deemed to create a partnership, joint venture, agency, or fiduciary relationship between the Parties.

15.

GOVERNING LAW AND VENUE.  This Agreement will be governed and construed in accordance with the laws of the State of Kuwait, It is agreed by and between the Parties that all disputes and matters whatsoever arising under, in connection with or incident to this Agreement shall be litigated, if at all, in and before a court located in Kuwait..

16.

ENTIRE AGREEMENT.  This Agreement, including all of its exhibits and attachments, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous representations, understandings, or agreements, whether oral or written, relating to the subject matter hereof.

17.

AMENDMENTS; WAIVERS.  This Agreement (or any part hereof, including incorporated exhibits) may be modified or additional provisions may be added by written agreement signed by or on behalf of the Parties by an authorized representative of such Parties, unless otherwise provided herein. No modification, amendment, or waiver of any provision of this Agreement, including incorporated exhibits, and no consent to any default under this Agreement, will be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such modification, amendment, waiver, or consent is claimed.

18.

SEVERABILITY.  The illegality or unenforceability for any reason of any provision of this Agreement, or any document or instrument required or referred to hereunder, shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any document or instrument required or referred to hereunder.

19.

EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but such counterparts will together constitute but one and the same document.  Facsimile copies of this Agreement are given the dignity of original documents.

20.

HEADINGS. The headings in this Agreement are for convenience only and will not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

21.

DISPUTE RESOLUTION.  This Section 21 governs all first-party disputes, disagreements, claims, or controversies between Customer and Company (“Disputed Matters”).  All Disputed Matters will be submitted to the following dispute resolution process.

A.

Internal Escalation.  First, the disputed matter will be referred jointly to senior executive of each of the Parties (“Internal Escalation”).  Such senior executives must posses the authority to resolve the Disputed Matter. If such senior executives do not agree upon a resolution within forty-five (45) Business Days after referral of the matter to them, the complaining Party will proceed to mediation as set below.

B.

Any dispute or disagreement shall be settled by arbitration under the Rules of Conciliation and Arbitration of the Kuwait Chamber of Commerce and Industry.  The arbitration shall be conducted in the Kuwait city in the English language. The award of the arbitrators shall be final and binding on the Parties.

C.

Confidentiality.  The Parties agree to maintain the confidentiality of, and not to disclose to a third party, any information, documents, or things regarding any arbitration proceeding, or disclosed in the course thereof, except as required by law, regulation, or a bona fide business purpose, and unless required in connection with an action to enforce, nullify, modify, or correct an award.  Customer agrees to indemnify and save Company harmless (including attorney’s fees, costs and expenses) from and against any liability or cost associated with Company’s required response to any proper subpoena issued by a court of competent jurisdiction.  Company agrees that any confidential or proprietary information produced in response to such a subpoena will be produced only pursuant to an order entered by a court of competent jurisdiction.

22.

ADDITIONAL PROCEEDINGS. In the event Company retains the services of an attorney or other person or entity (including in-house legal services) to enforce or execute any provision of this Agreement, other than first-party disputes described under Dispute Resolution above, Customer shall pay to Company attorneys’ fees, accountants’ fees, expert witness fees, court costs, appellate court costs, and other costs and expenses incurred by Company with regard thereto even in the event no suit, action or proceeding is filed.  Customer further agrees to pay to Company all of the foregoing fees, expenses, and attorneys’ fees incurred by Company in any bankruptcy proceeding of Customer and in an appellate court relating thereto, including, without limitation, such attorneys’ fees incurred with regard to any disclosure statement, plan of reorganization, lifting or modifying the automatic stay, determining adequate protection, use of cash collateral, appointing a trustee, or converting or dismissing the case.  THIS PROVISION DOES NOT APPLY TO DISPUTE RESOLUTION PROCEEDINGS UNDER SECTION 21.

23.

INTELLECTUAL PROPERTY.  Except as otherwise expressly provided herein, nothing contained in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or right under any patent, trademark, trade name,  copyright or other intellectual property right of either Party.  Each Party shall retain all rights, title, interest, and goodwill to its own trademarks, service marks, logos, patents and copyrights.

23.

PAYMENT BOX.

All payments billed by Gulf Telco on behalf of Phantom will be placed into an account at (To be Determined) Bank.

24.    The addresses contained herein are selected by both parties and shall remain effective unless either party notifies the other with the address change.

PHANTOM TELECOM, CO.

GULF TELCO, INC.

By: /s/ Nasser M.B. Al-Otaibi

By:  /s/ Frank Babusik

Name: Nasser

M.B. Al-Otaibi

Name: Frank Babusik

Title:  President

Title: CEO/President

Date: 1-22-08

Date: 1-22-08

ATTACHMENT I

(Payment Obligations)

In exchange for providing the management of all Company Operations, Network Management, Network Design & Security and Provisioning, Business Development of Services in the region, Sales of Services or Products to third parties and management over all current and future Bill Rating, Billing and collections (collectively “Services”), Phantom shall pay to Gulf Telco 33.3% of the net revenues for billings directly or indirectly paid to Phantom or affiliates in which Services by Gulf Telco were performed.

Gulf Telco shall be paid monthly for services via wire transfer on or about the 10th of each calendar month for the previous month services.   Gulf Telco will issue an Invoice for services based on monthly financial statements prepared, reviewed and approved by Phantom.  Monthly statements shall be given to Phantom no later than the 5th day of each calendar month for the previous month services.

Gulf Telco Banking Information:

To be provided.

It is agreed the following items below will be considered expenses and shall be paid to the funding party before any net revenues are split.

Start Up Business Expenses Reimbursable (Suggested)

Office - Kuwait Phone	$ 1,426.00	Laila Office Past Balance
Office - Kuwait Shipping (Cabinet)	$ 1,405.23	Office Cabinet Shipping
Office - Kuwait Printer & Wireless Router	$ 817.33	Printer & Wireless Router
Office - Kuwait Cabinet Equipment Rack	$ 250.00

Office - Kuwait Internet	$ 7,571.00	QualityNet Internet
Office - Kuwait E-1	$ 12,740.00	Quality Net E-1
Office - Kuwait Furniture	To Be Determined
Office - Kuwait Network Equipment	$ 2,500.00

MOC Network Equipment	$ 23,000.00
MOC Cabinet Enclosure	$ 2,000.00

Equipment Shipping	$ 2,500.00
Engineer Travel Expenses	$ 2,000.00	Estimated

Phantom & Platinum Expenses
Lalia Tower Lease Deposit	To Be Determined
Rent for Past Months	To Be Determined
AA Trip to FL	To Be Determined
Legal Fees for Phantom	To Be Determined

Total	$ 56,209.56

Listed below are the estimated Monthly expenses, these shall be adjusted with actual cost figures and agreed by all parties. These expenses will be deducted from gross profits prior to any net revenue splits upon approval of parties.

Future Expense After Business Starts	Estimated Monthly
Air Travel up to 2,000 USD Per Trip	$ 2,000.00
Kuwait Lodging (Apt Rent)	$ 1,500.00
Engineering & Support	$ 8,000.00	Wholesale Traffic
Accounting Support	$ 1,000.00
US Internet & Co-Location Costs for Kuwait	$ 1,000.00
MoC Co-Location Rent		To Be Determined
MoC Co-Location Internet		To Be Determined
Lalia Tower Office - Rent	$ 5,362.00

Total	$ 18,862.00